19017903 v8



          AMENDMENT NO. 2 TO THE 1999 CREDIT AGREEMENT
               AMENDMENT NO. 3 TO PARENT GUARANTY
                          AND CONSENT



      AMENDMENT dated as of April 19, 2000 among ALPHARMA U.S. INC., a Delaware corporation (the "Borrower"), ALPHARMA INC., a Delaware corporation (the "Parent Guarantor"), the BANKS AND FINANCIAL INSTITUTIONS (the "Banks") party from time to time to the Credit Agreement (as defined below), UNION BANK OF NORWAY, as agent (the "Agent"), and SUMMIT BANK, as working capital agent (the "Working Capital Agent").


                     W I T N E S S E T H:

      WHEREAS, the Borrower, the banks, the Agent, the Working Capital Agent, Union Bank of Norway, as arranger, and Den norske Bank AS, as co-arranger, are parties to that certain Credit
Agreement dated as of January 20, 1999, as amended by an Amendment No. 1 dated as of April 16, 1999 (the "Credit Agreement") pursuant to which the Banks made available to the Borrower loan facilities in the aggregate original principal amount of $300,000,000;

     WHEREAS, the Parent Guarantor has guaranteed the obligations of the Borrower under the Credit Agreement pursuant to a Guaranty dated as of January 20, 1999, as amended by an Amendment No. 1 dated as of April 16, 1999 and an Amendment No. 2 dated as of September 9, 1999 (as so amended and as the same may hereafter be further amended, the "Guaranty");

        WHEREAS, Alpharma Inc. proposes to restructure substantially all of its European businesses by: (i) causing Dumex-Alpharma to convert from an "A/S" to an "ApS"; (ii) transferring ownership (directly or indirectly) of substantially all of its European and Asian subsidiaries to Dumex-Alpharma;
(iii) transferring the ownership of Dumex-Alpharma into a Bermuda partnership, Alpharma Bermuda GP, which is wholly owned by two Delaware corporations, Alpharma Bermuda Inc. and Alpharma Euro Holdings Inc.; (iv) causing the transfer of the stock of Alpharma Bermuda Inc. and Alpharma Euro Holdings Inc. to Alpharma International Holdings Inc. (formerly known as Alpharma U.K. Holding Inc.), a wholly-owned subsidiary of Alpharma Inc. ("Alpharma International"); and (v) causing substantially all European intercompany debt currently held by Alpharma Inc. or one of its U.S. subsidiaries to be transferred to Alpharma Bermuda GP or one of its direct or indirect wholly-owned Subsidiaries (collectively, the "Restructuring");

     WHEREAS, the Borrower and the Banks have agreed to amend the Credit Agreement and the Guaranty on the terms and conditions set forth herein in order to reflect the Restructuring of Alpharma
Inc.'s European subsidiaries;

      WHEREAS, as part of the Restructuring, the Banks and the Agent have also agreed to terminate (i) the Assignment of Intercompany Notes and Agreement dated as of January 20, 1999 made by the Parent Guarantor, the Borrower and Alpharma International in favor of the Agent and (ii) certain Pledge Agreements relating to the shares of Alpharma AS, A.L.-Pharma AS and Alpharma Holdings Limited;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows (with capitalized terms used herein and not otherwise defined having the respective meanings ascribed thereto in the Credit Agreement):


1

AMENDMENTS TO THE CREDIT AGREEMENT

1.1  The Credit Agreement is hereby amended as follows:

     (a)  Section 1.1 of the Credit Agreement is amended by:

          (i) amending and restating the following defined terms to read in their entirety as follows:

                    "Assignment of Intercompany Note" means each assignment of intercompany note made by the Parent Guarantor or any Subsidiary of the Parent Guarantor in favor of the Agent, substantially in the form of Exhibit H hereto (as the same may be amended or modified from time to time).

                    "Pledge Subsidiary" means each Subsidiary whose shares (or a portion thereof) have been pledged to the Agent as security for the obligations of a Loan Party.

                    "Scandinavian   Principal  Companies"   means
                    Alpharma AS and Dumex-Alpharma ApS.


     (b) Section 9.3 of the Credit Agreement is amended by (i) replacing the period (".") at the end of sub-clause (c) thereof with "; or" and (ii) inserting immediately after sub-clause (c) thereof the following as new sub-clause (d):

                      (d)    the   transfer  or  disposition
               (including licensing) of intangible assets by any (directly or indirectly) wholly-owned Non-U.S. Subsidiary of the Parent Guarantor to the Parent Guarantor or any other (directly
               or    indirectly)    wholly-owned    Non-U.S.
               Subsidiary of the Parent Guarantor (as the case may be).

     (c) Section 7.12 of the Credit Agreement is amended by restating the except clause at the beginning of the first sentence thereof to read as follows: "Except as described in the most recent Form 10-K or Report on Form 10-Q delivered to the Banks under Section
          8.9 hereof,".

(d) Section 8.11 of the Credit Agreement is amended by (i) inserting the parenthetical "(including the Bermuda Partnership, as defined in the Parent Guaranty)" immediately following the first occurrence of the term "Non-U.S. Affiliate" therein and
(ii) inserting the parenthetical "(and relating to the shares of such Person)" immediately after the first occurrence of the word "Person" therein.
(e) Section 9.4 of the Credit Agreement is amended by inserting the following proviso at the end thereof: "; provided, however, that this section shall not prohibit transactions between the Parent Guarantor and any of its direct or indirect wholly-owned Non-U.S. Subsidiaries or between any such wholly-owned Non-U.S. Subsidiaries."
(f) all references in the Credit Agreement to "this Agreement" or "hereof" shall in all such cases be deemed to be references to the Credit Agreement as amended by this Amendment and as the same may be further amended or modified from time to time.
1.2 Except as expressly amended hereby, the Credit Agreement is hereby ratified and confirmed.

2    AMENDMENTS TO THE GUARANTY

2.1  The Guaranty is hereby amended as follows:

     (a) Section 5(o) of the Guaranty is amended by restating the except clause at the beginning of the first sentence thereof to read as follows: "Except as described in the most recent Form 10-K or Report on Form 10-Q delivered to the Banks under Section 6(h),".

(b) Section 6(i) of the Guaranty is amended and restated to read in its entirety as follows:
                       (i)     Additional   Credit   Support
               Documents.    The   Parent  Guarantor   shall
               deliver, or shall cause to be delivered, within five (5) Business Days of delivery to
               the  Agent  of  a  certificate  pursuant   to
               Section  6(g)(v)  hereof in respect  of  each
               Principal   Subsidiary   disclosed   on   the
               schedule attached to such certificate (a) a Subsidiary Guaranty duly executed by each such  Principal Subsidiary or (b) if any such
               Principal    Subsidiary   is    a    Non-U.S.
               Subsidiary,  either  (i) a  Pledge  Agreement
               duly executed by the Shareholders of such Non-U.S. Subsidiary or (ii) if such Principal Subsidiary is a Subsidiary of a Non-U.S.
               Subsidiary     (including     the     Bermuda
               Partnership)  of  the  Parent  Guarantor,   a
               Pledge   Agreement  duly  executed   by   the
               Shareholders of the Person (and  relating  to
               the  shares of such Person) that (x) directly
               or  indirectly owns all of the stock of  such
               Principal  Subsidiary  and  (y)  is   not   a
               Subsidiary of a Non-U.S. Subsidiary of the Parent Guarantor; provided, that this Section
               6(i)   shall  not  apply  to  any   Principal
               Subsidiary as to which there already is at such time a valid and binding Subsidiary Guaranty or Pledge Agreement (as the case may be).

     (c) Section 7(a) of the Guaranty is amended by inserting the following immediately at the end thereof as new sub-clause (x):
          "(x) Liens securing Permitted Intercompany Indebtedness."

(d) Section 7(b) of the Guaranty is amended by inserting the following immediately at the end thereof before the period (".") as a new proviso:
                 "provided, further, that this Section shall
               not  prohibit the merger or consolidation  of
               any wholly-owned Non-U.S. Subsidiary of the Parent Guarantor with or into any other
               wholly-owned  Non-U.S.  Subsidiary   of   the
               Parent Guarantor."

     (e) Section 7(c) of the Guaranty is amended by inserting immediately after sub-clause (ii) thereof the following as new sub-clause (iii):

               ;  or  (iii)   the  transfer  or  disposition
               (including licensing) of intangible assets by any (directly or indirectly) wholly-owned Non-U.S. Subsidiary of the Parent Guarantor to the Parent Guarantor or any other (directly
               or    indirectly)    wholly-owned    Non-U.S.
               Subsidiary of the Parent Guarantor (as the case may be).

     (f) Section 7(d) of the Guaranty is amended by inserting the following proviso at the end thereof: "; provided, however, that this section shall not prohibit transactions between the Parent Guarantor and any of its direct or indirect wholly-owned Non-U.S. Subsidiaries or between any such wholly-owned Non-U.S.
          Subsidiaries."

(g) Section 7(f) of the Guaranty is amended by inserting immediately after subsection (H) thereof the following as new subsection (I):
                    (I)  Indebtedness incurred by the Parent
               Guarantor or any of its Subsidiaries under a promissory note delivered in favor of Hoffman-LaRoche as partial payment of the purchase price for the acquisition of the medicated feed additive business of Hoffman-LaRoche, up to a maximum principal amount of $30,000,000.

     (h)  Section 15 of the Guaranty is amended as follows:

          (i) by amending and restating the defined term "Permitted Intercompany Indebtedness" to read in its entirety as follows:

                    "Permitted Intercompany Indebtedness" means Indebtedness incurred by the Parent Guarantor, any Subsidiary Guarantor, Pledge Subsidiary or any (directly or indirectly) wholly-owned Non-U.S. Subsidiary of the Parent Guarantor and owing to the Parent Guarantor, any Subsidiary Guarantor, Pledge Subsidiary or any (directly or indirectly) wholly-owned Non-U.S. Subsidiary of the Parent Guarantor (as the case may be).

          (ii) by inserting the following new defined term in correct alphabetical order:

                    "Bermuda Partnership" means Alpharma  Bermuda
                    G.P., a general partnership formed under the laws of Bermuda.

     (i) Schedule 5(k) to the Guaranty is amended and restated to read as Schedule A to this Amendment.

(j) all references in the Guaranty to "this Guaranty" or "hereof" shall in all such cases be deemed to be references to the Guaranty as amended by this Amendment and as the same may be further amended or modified from time to time.
2.2 Except as expressly amended hereby, the Guaranty is hereby ratified and confirmed.

3    CONSENT AND WAIVER

3.1 Subject to satisfaction of the following conditions, the Banks hereby consent for purposes of Sections 7.12, 7.18, 7.19, 8.11, 9.2, 9.3 and 9.4 of the Credit Agreement and Sections 5(k), 5(o), 6(d), 7(b), 7(c), 7(d) and 7(f)(i)(D) of the Guaranty to the Restructuring of the European subsidiaries and waive any breach of any such Section of the Credit Agreement or the Guaranty that results from actions taken in connection with the Restructuring (such consent and waiver to have effect from and as of December 1, 1999):

     (a) both immediately before and after the consummation of the Restructuring, the representations and warranties contained in
          Article 5 of this Amendment shall be and remain true and correct;

(b) the Agent shall have received a duly executed pledge agreement made by Alpharma Inc. in respect of 65% of the shares of Alpharma International, together with blank undated stock powers, in form and substance satisfactory to the Agent;
(c) the Agent shall have received a duly executed subsidiary guarantee made by Alpharma Euro Holdings Inc. in respect of the obligations of the Borrower under the Loan Documents, in form and substance satisfactory to the Agent;
(d) the Agent shall have received a favorable opinion of (i) Kirkland & Ellis, special New York counsel to the Loan Parties, and (ii) Robert Wrobel, Vice President and Chief Legal Officer to the Loan Parties, in each case in form scope and substance satisfactory to the Agent.
4    RELEASE

4.1 The Banks hereby terminate the following documents and release all security interests or other rights in any assets transferred or assigned to the Banks (or the Agent for the benefit of the Banks) under such documents:

     (a) the Assignment of Intercompany Notes and Agreement dated as of January 20, 1999 made by the Parent Guarantor, the Borrower and Alpharma International in favor of the Agent;

(b) the Shares Pledge dated January 20, 1999 between Alpharma International and the Agent in respect of the share of Alpharma Holdings Limited;
(c) the Pledge of Shares dated January 20, 1999 between the Parent Guarantor and the Agent in respect of the shares of Alpharma AS;
(d) the Deed of Pledge made by the Parent Guarantor in favor of the Agent in respect of the shares of A.L.-Pharma A/S.
4.2 The Banks and the Agent agree to execute such document as are reasonably requested by the Parent Guarantor to evidence the above termination and releases.


5    REPRESENTATIONS AND WARRANTIES

5.1 Each of the Borrower and the Guarantor represents and warrants as follows:

     (a) Due Authorization. It has the power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty in the case of the Guarantor, in each case as amended by this Amendment in accordance with its terms. It has duly executed and delivered this Amendment by all necessary action, and this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Guarantor, in each case as amended by this Amendment are its legal, valid and binding obligations enforceable in accordance with its terms under all Applicable Law, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

(b) Compliance with Law, etc. Its execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Guarantor, in each case as amended by this Amendment in accordance with their respective terms do not and will not (i) violate any provision of any applicable laws, orders, rules or regulations presently in effect or (ii) conflict with, result in a breach of or constitute a default under its organizational documents or any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound.
(c) Governmental Regulation. It is not required to obtain any governmental authorization, consents, orders or approvals in connection with the execution and delivery of this Amendment or the performance of the transactions contemplated by each of this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Guarantor, in each case as amended by this Amendment.
(d) Consents. All consents and approvals necessary for the making and performance of this Amendment and the transactions contemplated hereby have been obtained and the same are in full force and effect.
(e) Validity. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Guarantor, in each case as amended by this Amendment, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Guarantor, in each case as amended by this Amendment, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Amendment and the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Guarantor, in each case as amended by this Amendment and (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Credit Agreement, in the case of the Borrower, or the Guaranty, in the case of the Guarantor, in each case as so amended.
(f) Representations; No Defaults. The representations and warranties contained in Article VII of the Credit Agreement and
Section 5 of the Guaranty (in each case as amended by this Amendment) are true and correct, and no Default or Event of Default (after giving effect to the consent and waiver set forth in this Amendment) has occurred and is continuing.
6    MISCELLANEOUS

6.1 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America without giving effect to its conflict of law rules.

6.2 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE PARENT GUARANTOR, THE BANKS, THE AGENT AND THE WORKING CAPITAL AGENT WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.3 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
6.4 Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.
6.5 Loan Document. The parties hereto acknowledge that this Amendment shall be a "Loan Document" as such term is defined in the Credit Agreement and the Parent Guaranty.
      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date and year first above written.

                    ALPHARMA U.S. INC.


                    By: __________________________
                           Name:
                           Title:


                    ALPHARMA INC.


                    By: __________________________
                           Name:
                           Title:


                                   UNION BANK OF NORWAY, as Agent


                    By: ___________________________
                           Name:
                           Title:

                    UNION BANK OF NORWAY


                    By: ___________________________
                           Name:
                           Title:


                    DEN NORSKE BANK ASA


                    By :___________________________
                           Name:
                           Title:


                    FIRST UNION NATIONAL BANK


                    By___________________________
                         Name:
                         Title:

                    SUMMIT BANK, as Working Capital Agent


                    By: __________________________
                           Name:
                           Title:


                    SUMMIT BANK


                    By___________________________
                         Name:
                         Title:


                    BANQUE NATIONALE DE PARIS OSLO BRANCH


                    By___________________________
                         Name:
                         Title:



                    LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE
                         COPENHAGEN BRANCH


                    By___________________________
                         Name:
                         Title:

                   ACKNOWLEDGMENT AND CONSENT
                               OF
                          LOAN PARTIES


Each of the undersigned acknowledges the foregoing Amendment and agrees that its obligations under each Loan Document to which it is a party is and shall remain unimpaired and in full force and effect.

ALPHARMA INC.



By: __________________
      Name:
      Title:



ALPHARMA USPD INC.



By: __________________
      Name:
      Title:



ALPHARMA INTERNATIONAL HOLDINGS INC.
(formerly known as Alpharma U.K. Holding Inc.)



By: __________________
      Name:
      Title: